EXHIBIT 99

                                                                            NEWS


                                               Company Contact: Anthony Christon
                                                         Chief Financial Officer
                                                                    Jaclyn, Inc.
                                                                  (201) 868-9400


                  JACLYN, INC. REPORTS RESULTS FOR QUARTER AND
                  --------------------------------------------
                       SIX-MONTHS ENDED DECEMBER 31, 2005
                       ----------------------------------

FOR IMMEDIATE RELEASE
---------------------

West New York, NJ, February 14, 2006.....................Jaclyn, Inc. (AMEX:JLN)
today reported financial results for the quarter and six-months ended December 31, 2005.

Net Sales for the quarter were $35,514,000, compared to $38,441,000 for last year's comparable quarter. The Company reported net earnings of $931,000, or $.37 per diluted share, for the quarter ended December 31, 2005. This compares to net earnings of $156,000, or $.06 per diluted share, for the same period last year.

Net sales for the six-month period ended December 31, 2005 were $64,762,000, compared to $74,246,000 for the same period last year. Net earnings for the six-month period ended December 31, 2005 were $1,077,000, or $.42 per diluted share, compared to net earnings of $1,021,000, or $.38 per diluted share, in the first six months of the prior year.

Mr. Allan Ginsburg, Chairman of the Board, stated that "we are pleased with the improved earnings during the second quarter compared to the same period last year, despite lower sales volume. Higher margins, mostly on apparel shipments in this year's second quarter in addition to lower shipping and interest costs, accounted for the earnings improvement." He added,. . . . . "the second half of fiscal 2006 will be challenging in light of several factors, including the unknown impact of higher energy costs on consumer spending. We continue to explore other businesses which have synergy with our existing businesses."

Note: This press release may contain forward-looking statements that are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual performance and results may vary as a result of a number of risks, uncertainties and other factors, both foreseen and unforeseen, including general economic and business conditions, competition in the accessories and apparel markets, continuing favorable sales patterns, pricing and consumer buying trends Additional uncertainty exists for the potential negative impact that a recurrence of Sudden Acute Respiratory Syndrome ("SARS") or other potential widespread health hazards may have on our business relative to production in the Far East and other countries in which we operate.

                              *    *    *    *    *

Jaclyn, Inc. is a designer, manufacturer and marketer of apparel, women's sleepwear, infants' and children's apparel, handbags, premium incentives and related accessories. Website: jaclyninc.com
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                          JACLYN, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)


                                         Second Quarter                  Six Months
                                       Ended December 31,            Ended December 31,
                                  ---------------------------   ---------------------------
                                      2005           2004           2005           2004
                                  ------------   ------------   ------------   ------------
Net Sales                         $ 35,514,000   $ 38,441,000   $ 64,762,000   $ 74,246,000

Net earnings                      $    931,000   $    156,000   $  1,077,000   $  1,021,000

Net earnings per
 Common Share - basic             $        .38   $        .06   $        .43   $        .40

Net earnings  per
 Common Share - diluted           $        .37   $        .06   $        .42   $        .38

Average Number of
 Shares Outstanding-diluted          2,550,000      2,726,000      2,594,000      2,700,000
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